As Filed With the Securities and Exchange Commission on October 24, 2003
                                                 Registration No. 333-

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                         REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                   PTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                          3845                    88-0380544
--------------------------------------------------------------------------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


          3355 Mountain Spring Road - Suite 63, Las Vegas, Nevada 89102
                               (702) 702-380-3811
 -----------------------------------------------------------------------------
 (Address and telephone number of Registrant's principal executive offices and principal place of business)

                         2003 EMPLOYEE BONUS STOCK PLAN

                    2003 DIRECTORS AND CONSULTANTS STOCK PLAN
                            (Full title of the Plans)

                                   Peter Chin
                      3355 Mountain Spring Road - Suite 63
                            Las Vegas, Nevada 89102

                     (Name and address of agent for service)

                               (702) 702-380-3811
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                           Proposed     Proposed
     Title of                               Maximum      Maximum
  Each Class of                   Amount   Offering     Aggregate    Amount of
Securities Being                  Being    Price Per    Offering   Registration
   Registered                   Registered   Share       Price (1)      Fee
--------------------------------------------------------------------------------
Options to purchase common      50,000,000     -0-         -0-          -0-
stock (2)

Shares of common stock          50,000,000    $.01    $  500,000     $  46.00
underlying options (2)

Shares of common stock (3)      10,000,000    $.01       100,000     $   9.20
                                                       ---------     --------

                Total                                 $  600,000     $  55.20


================================================================================

1.   The  Offering   Price  is  used  solely  for  purposes  of  estimating  the registration fee pursuant to Rule 457(h) promulgated pursuant to the Securities Act of 1933.

2. This Offering Price per share is established pursuant to the option exercise price set forth in the 2003 Employee Bonus Stock Plan, set forth in Exhibit 4.1 to this Form S-8.

3. This Offering Price per Share is established pursuant to the 2003 Directors and Consultants Stock Plan set forth in Exhibit 4.2 to this Form S-8.


================================================================================

                                     PART I
              Information Required in the Section 10(a) Prospectus

ITEM 1. PLAN INFORMATION.

     See Item 2 below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                    PART II
               Information Required in the Registration Statement

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following are hereby incorporated by reference:

(a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 2002, filed on May 23, 2003.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

(c) A description of the Registrant's securities contained in the Registration Statement on Form SB-2 filed by the Registrant to register the common stock under the Securities Act of 1933, including all amendments filed for the purpose of updating such common stock description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Twelve of the registrant's articles of incorporation provides that no director or officer of the registrant shall be personally liable to the registrant or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

      Article VI of the registrant's bylaws contains the following provision relating to indemnification of officers and directors.

      "Except as hereinafter stated otherwise, the Corporation shall indemnify all of its' officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation."

      The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

     Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

     The Nevada Revised Statutes provide further for permissive indemnification of officers and directors.

     A. NRS 78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     B. NRS 78.751. Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

     1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     3. The  indemnification  and  advancement  of expenses  authorized  in NRS
78.7502 or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     C.  NRS  78.752.   Insurance  and  other  financial  arrangements  against
liability of directors, officers, employees and agents.

     1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

      2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

      (a)  The creation of a trust fund.

      (b)  The establishment of a program of self-insurance.

      (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

      (d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

     4. In the absence of fraud:

     (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

     (b)  The insurance or other financial arrangement:

            1.   Is not void or voidable; and

            2.   Does  not  subject  any  director  approving  it  to  personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

            5.   A corporation or its subsidiary which provides  self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of the Nevada Revised Statutes.

      The Registrant has not obtained directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information

(d) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, Nevada, on October 23, 2003.

                                      PTS, INC.


                                      By:
                                         ----------------------------
                                         Peter Chin,
                                            President
                                            Chief Financial Officer
                                            Chief Accounting Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                                 Date
---------               -----                                 ----

                        President, Chief Executive Officer    October 23, 2003
-----------------       and Director
Peter Chin

                                  EXHIBIT INDEX

NO.  DESCRIPTION
---  -----------

4.1  Bonus Stock Plan for the Year 2003

4.2  Incentive Stock Plan for the Year 2003

5    Opinion of Counsel re: Legality

23.1 Consent of Independent Certified Public Accountant

23.2 Consent of Counsel